Exhibit 5.5

[MCW Letterhead]

May 23, 2016

TRI Pointe Group, Inc.

19540 Jamboree Road, Suite 300

Irvine, CA 92612

Re:	Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Pardee Homes of Nevada, a Nevada corporation (the “Nevada Guarantor”), in connection with the Registration Statement on Form S-3 filed on May 23, 2016 (the “Registration Statement”) by TRI Pointe Group, Inc., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company listed as Additional Registrants thereto, including the Nevada Guarantor (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of the Company’s debt securities, common stock, preferred stock, warrants, depositary shares, or purchase contracts, and guarantees of its debt securities, or units of any of those securities with other of such securities.

Any debt securities to be issued pursuant to the Registration Statement (the “Debt Securities”) will be issued under an indenture to be entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in the form attached to the Registration Statement as Exhibit 4.1, and, if applicable, one or more supplemental indentures thereto (collectively, the “Indenture”), and will be guaranteed by the Guarantors (“Guarantees”).

In connection with the opinion set forth below, we have examined originals or certified copies of (i) the Registration Statement; (ii) the form of Indenture; (iii) the articles of organization and bylaws of the Nevada Guarantor (the “Organizational Documents”); (iv) a certificate of good standing and existence for the Nevada Guarantor issued by the Nevada Secretary of State dated as of May 12, 2016; and (v) certain resolutions of the directors of the Nevada Guarantor dated May 19, 2016. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters on information and certificates obtained from public officials, officers of the Nevada Guarantor and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us and (iii) the legal capacity and competency of all natural persons.

TRI Pointe Group, Inc.
May 23, 2016

Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	The Nevada Guarantor is a validly existing corporation in good standing under the laws of the State of Nevada.

2.	The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary corporate action on the part of the Nevada Guarantor.

3.	The Nevada Guarantor has the requisite corporate power and authority to authorize the form and terms of, and the performance, issuance and sale by the Nevada Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement.

4.	The execution, delivery and performance of the Indenture and the issuance and sale of any Guarantee by the Nevada Guarantor will be duly authorized by all necessary corporate action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of the Company and the applicable Guarantors; and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

5.	The execution, delivery and performance by the Nevada Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Nevada Guarantor of the Indenture and the Guarantee will not (A) contravene or violate the Organizational Documents of the Nevada Guarantor, or any Nevada statutes or applicable regulations thereunder or (B) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect).

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any Guarantee: (i) at the time any Debt Securities or Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby and will

TRI Pointe Group, Inc.
May 23, 2016

comply with all applicable laws; (iii) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (iv) at the Relevant Time, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (v) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or limited liability company action of the Company and the applicable Guarantors and duly executed and delivered by the Company, the applicable Guarantors and the other parties thereto; (vi) the execution, delivery and performance by the Nevada Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Nevada Guarantor of the Indenture and the Guarantee will not result in a default under or breach of any agreement or instrument binding upon the Nevada Guarantor, or any order, judgment or decree of any court or governmental authority applicable to the Nevada Guarantor; (vii) the authorization by the Nevada Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Nevada Guarantor, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (viii) the Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (ix) the Organizational Documents of the Nevada Guarantor and the resolutions of the board of directors of the Nevada Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

The opinions expressed herein are limited to the laws of the State of Nevada and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Nevada, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. No opinions are expressed herein as to matters governed by laws pertaining to the Nevada Guarantor solely because of the business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning the enforceability of the Indenture, the Debt Securities or the Guarantees.

This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

TRI Pointe Group, Inc.
May 23, 2016

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without prior written permission.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McDonald Carano Wilson, LLP